EXHIBIT 10.2

THIS AGREEMENT made as of the 28 day of February 28, 2002 by and between Radio Unica Communications Corp., a Delaware corporation (the "Company"), and Jose C. Cancela (the "Executive").

                               W I T N E S S E T H

          WHEREAS, the Executive is a key employee of the Company; and

   WHEREAS, the Company deems it important and appropriate to assure to itself the continued availability of certain services and assistance of the Executive; and

   WHEREAS, the Executive is willing to perform certain services for the Company, provided the Executive is appropriately compensated in the event his employment by the Company terminates under the circumstances set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:

            1. If during the term of this Agreement:

            (a) The Executive's employment with the Company terminates, the Executive will be entitled to the benefits provided in Section 3(a) hereof, unless such termination is (i) due to Executive's death or Disability (as hereinafter defined), (ii) by the Company for Cause (as hereinafter defined), or
(iii) by the Executive other than for Good Reason (as hereinafter defined); or

            (b) Within one year after the occurrence of a Change in Control (as defined in the Company's 1998 Stock Option Plan, as in effect from time to time; provided, however, that such definition may not be amended to adversely affect the Executive without his prior consent) the Executive's employment with the Company terminates, the Executive shall be entitled to the benefits provided in Section 3(b) hereof, unless such termination is (a) due to the Executive's death or Disability, (b) by the Company for Cause or (c) by the Executive other than for Good Reason.

            2. When used in this Agreement:

            a. "Cause" shall mean the material and intentional continued failure by the Executive to substantially perform his duties as an employee of the Company (other than by reason of Disability or for Good Reason) after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Company, which demand specifically identifies such failure and provides a reasonable time in which to perform; actual (as distinguished from statutory) fraud; intentional misappropriation of material property of the Company to the Executive's own use; embezzlement of material property from the Company; or substantial damage to property of the Company which property is material to the Company's operations and which damage results from an action by the Executive which intentionally causes such damage. The burden of proving Cause shall be on the Company. It is specifically agreed that Cause shall not include any act of commission or omission by the Executive in the exercise of the Executive's business judgment as an employee of the Company or as a member of the Board of Directors of the Company.

            b. "Disability" shall mean the Executive's incapacity due to physical or mental illness resulting in his absence from full-time performance of his functions for a period in excess of six consecutive months.

            c. "Good Reason" shall mean, without the Executive's express written consent, any of the following:

                    i. the assignment to the Executive of duties inconsistent with or of a lesser nature than his position immediately prior to the Change in Control or a significant reduction in the nature of the Executive's responsibility;

                    ii. a reduction of the Executive's annual compensation as in effect on the date hereof or as the same may be increased from time to time or a material reduction in the benefit or compensation plans in which the Executive participates immediately prior to the Change in Control;

                    iii. the relocation of the Executive's office to a location more than 50 miles from the area where such offices are located immediately prior to the Change in Control; or

                    iv. the Company shall have given notice pursuant to
Section 5 hereof that it does not wish to extend the term of this Agreement.

     3.     (a)     Following the termination of the Executive's employment
as provided in Section 1(a) hereof, the Company shall pay or provide to the Executive the following benefits:

                    i. a lump sum severance payment no later than five days after such termination, in an amount equal to one times the Executive's annual base salary then in effect; and

                    ii. one times the annual average of the Executive's bonuses attributable to the two calendar years preceding termination.

            (b) Following the termination of the Executive's employment as provided in Section 1(b) hereof, the Company shall pay or provide to the Executive the following benefits:

                    iii. a lump sum severance payment no later than five days after such termination in an amount equal to one times the Executive's annual base salary then in effect or, if greater, such salary in effect immediately prior to the Change in Control; and

                    iv. one times the annual average of the Executive's bonuses attributable to the two calendar years preceding termination.

            (c) Following the termination of the Executive's employment as provided in Section 1(a) or 1(b) hereof, in addition to the amounts set forth in Section 3(a) or 3(b), the Company shall provide to the Executive the following additional benefits:

                    (i) all options or shares of stock which have been granted or issued to the Executive by the Company which are not vested or are subject to restrictions at the time of termination shall vest immediately upon such termination and such restrictions shall lapse;

                    v. for a period of one year after termination, the Company shall, at its expense, provide the Executive with life, disability, medical and group health insurance benefits substantially similar to that which the Executive was receiving immediately prior to termination or Change in Control, whichever is better.

            (d) If the Executive shall resort to any action or proceeding to recover any amount from the Company which the Company has failed to pay as provided in this Section 3 and the Executive shall be awarded any amounts in any such action or proceeding, the Company shall promptly pay and reimburse to the Executive all of the costs and expenses (including attorneys' fees) incurred by the Executive in and with respect to such action or proceeding.

     4. The Executive shall not be required to mitigate the amount of any payment provided for in Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Section 3 be reduced by any compensation earned by the Executive as the result of the employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.

     5. This Agreement shall commence on the date hereof and shall continue in effect for one year from the date hereof; provided, however, that commencing on the anniversary of this Agreement and each anniversary thereafter, this Agreement shall automatically be extended for one additional year, unless not later than six months prior to any anniversary, the Company shall have given notice to the Executive that it does not wish to extend this Agreement; and provided, further, that if a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of two years after the Change in Control has occurred. In no event, however, shall the term of this Agreement extend beyond the Executive's 65th birthday.

     6. The terms of this Agreement shall supersede and replace any severance agreement with the Executive may have with the Company and upon execution of this Agreement any such other severance agreement shall be terminated and of no further force or effect. Nothing in this Agreement shall be construed to be a commitment or guarantee of future employment with the Company.

     7. a. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms to which the Executive would be entitled hereunder if the Executive terminates his employment for Good Reason upon a Change in Control.

         b. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devises and legatees. If the Executive should die while any amount would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to his estate.

     8. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when received if sent by recognized commercial courier service or when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

     To the Company:
                                       Radio Unica Communications Corp.
                                       8400 N.W. 52nd Street
                                       Suite 101
                                       Miami, Florida 33166
                                       Attention: Chairman of the Board

     To the Executive:
                                       Jose C. Cancela
                                       240 SW 15TH RD #113
                                       Miami, FL 33129

     9. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be duly authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles.

     10. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     11. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     12. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

     13. Any controversy or claim arising out of or relating to this Agreement, the interpretation thereof, or the breach therefore, shall be submitted to binding arbitration by a dispute resolution process administered by JAMS or any other mutually agreed upon arbitration firm involving final and binding arbitration conducted in Miami, Florida.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             Radio Unica Communications Corp.

                                             By:
                                                --------------------------------
                                             Steven E. Dawson, EVP/CFO

                                             -----------------------------------
                                             Jose C. Cancela

                                       77